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                                                                                     EXHIBIT 11

                                  BERGEN BRUNSWIG CORPORATION
                                  ---------------------------

                               COMPUTATION OF EARNINGS PER SHARE
                                  FOR THE THREE MONTHS ENDED
                                   DECEMBER 31, 1995 AND 1994
                        (in thousands except share and per share amounts)

                                                                     ---------------------------
                                                                        1995             1994
                                                                     ---------------------------
                                                                           (Unaudited)

DATA AS TO EARNINGS - Net Earnings                                   $   15,627       $   13,549
                                                                     ==========       ==========

DATA AS TO NUMBER OF COMMON AND
  COMMON EQUIVALENT SHARES:
    Weighted average number of shares oustanding:
        Class A Common Stock                                         39,852,775       39,076,232
    Common equivalent shares assuming issuance of shares
        represented by outstanding employees' stock options:
        Additional shares assumed to be issued                        1,420,533          891,758
        Reduction of such additional shares assuming proceeds
            invested in treasury stock (at average market prices
            during each period)                                      (1,186,313)        (800,774)
                                                                     ----------       ----------
                Average number of common and common
                   equivalent shares outstanding                     40,086,995       39,167,216
                                                                     ==========       ==========

EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                      $      .39       $      .35
                                                                     ==========       ==========

Reference is made to Notes C and D in the accompanying Notes to Consolidated Financial Statements.



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